UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2011

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)
Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
302 North Brooke Drive
 Canton, GA 30014
 (Address of Principal Executive Offices)
 (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
 Philip Magri, Esq.
The Sourlis Law Firm
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (646) 373-7430
T: (732) 530-9007
 F: (732) 530-9008
philmagri@sourlislaw.com
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported by GBS Enterprises Incorporated, a Nevada corporation (the “Company”), on a Form 8-K filed by the Company with the Securities and Exchange Commission on June 9, 2011, the Company acquired GroupWare AG, a Florida corporation (“GroupWare”).

The Company acquired GroupWare pursuant to an Acquisition Agreement, dated June 1, 2011 (the “Agreement”), by and among the Company, GroupWare and the holder of 100% of the issued and outstanding shares of common stock of GroupWare (the “Selling Stockholder”).  A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

In consideration for one hundred percent (100%) of the outstanding shares of GroupWare, the Company agreed to issue to the Selling Stockholder an aggregate of 250,000 shares of restricted common stock of the Company and to pay the Selling Stockholder a sum of  $250,000.

Upon the consummation of the acquisition, the management and board of GroupWare resigned and Joerg Ott, the Company’s Chief Executive Officer and sole director, was appointed as the Chief Executive Officer and sole director of GroupWare.

GroupWare is based in Lubeck, Germany with offices in St. Petersburg, Florida. GroupWare's ePDF server delivers centralized, network-wide PDF solutions for messaging, workflow, document, content and data management.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

10.1	Acquisition Agreement, dated June 1, 2011, by and among GBS Enterprises Incorporated, GroupWare AG and the Selling Stockholder of GroupWare AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

Date	By:	/s/ Joerg Ott
Joerg Ott
Chief Executive Officer
(Principal Executive Officer)
Dated: June 27, 2011